NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

NUMBER

# ONYX
## SERVICE & SOLUTIONS, INC.

SHARES

AUTHORIZED COMMON STOCK: 250,000,000 SHARES
PAR VALUE: $.0001

This Certifies That

Is the Record Holder of

Fully paid and non-assessable shares of **ONYX SERVICE & SOLUTIONS, INC.** Common Stock transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Margaret A. Burton
SECRETARY

ONYX SERVICE & SOLUTIONS, INC.
CORPORATE
Seal
DELAWARE

PRESIDENT

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned by **PACIFIC STOCK TRANSFER COMPANY**
Las Vegas, Nevada

Authorized Signature